EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan of our report dated May 3, 2011, with respect to the financial statements of the SunBelt Chlor Alkali Partnership for the two months ended February 28, 2011 included in the Annual Report (Form 10-K) of PolyOne Corporation for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Cleveland, Ohio

May 31, 2012